EXHIBIT 10.12



                   INDEPENDENT CONTRACTOR/CONSULTING AGREEMENT
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     THE AGREEMENT is made and entered into as November 12, 2002 by and between MicroSignal Corporation, a Nevada corporation ("MSC") and Igor Litovsky, a resident of Nevada ("Consultant").

                                    RECITALS
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     WHEREAS, MSC is a public company trading on the OTCBB under the symbol "MSGL"; and

     WHEREAS, Consultant is knowledgeable in the areas of business operations of MSC and possesses experience in merger structure, corporate image, public relations, marketing, advertising, business development and business strategy; and

     WHEREAS, MSC wishes to engage Consultant on a non-exclusive basis as an independent contractor to utilize his experience and business knowledge to assist in administering the affairs of MSC and to assist in completing a proposed asset acquisition by MSC as well as developing a marketing strategy; and

     WHEREAS, Consultant is willing to be so retained on the terms and conditions set forth in this Agreement.

                                    AGREEMENT
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     NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

     1. Engagement. MSC hereby retains and engages Consultant to perform the following consulting services (the "Consulting Services"):

     1.1 Duties of Consultant. Consultant will provide such services and advice to MSC so as to assist MSC with marketing and developing operations in Russia and advising MSC on the licensing and development of its services in Russia. Without limiting the generality of the foregoing, Consultant will also assist MSC in administering, studying and evaluating licensing and marketing proposals, review reports and studies thereon when advisable, and assist in negotiations and discussions pertaining thereof. Consultant will assist MSC in creating its corporate image advertising, business development and business strategy as well as marketing strategies in the target area described herein.

     2. Duties Expressly Excluded. This Agreement expressly excludes Consultant from providing any and all capital formation and/or public relation services to MSC inclusive of but not limited to (i) direct or indirect promotion of MSC's securities; (ii) assistance in making of a market in MSC's securities; and (iii) assistance in obtaining debt and/or equity financing. Consultant shall not have the power of authority to bind MSC to any transaction without MSC's prior written consent.

     3. Consideration. MSC and Consultant agree that Consultant shall receive from MSC a fee consisting of 200,000 Shares of MSC's common stock, in advance, as consideration for the services rendered or to be rendered pursuant to this
Agreement.   The Shares to be issued hereunder shall be registered by MSC, at its sole cost and expense, with the Securities and Exchange Commission.

     4. Term. This Agreement shall be effective for a term of twenty-four months (24) starting from the date first above written unless sooner terminated upon mutual written agreement of the parties hereto.

     5. Expenses. Consultant shall bear his out-of-pocket costs and expenses incident to perform the Consulting Services, without a right of reimbursement from MSC unless such expenses are pre-approved by MSC.

     6. Consultant's Liability. In the absence of gross negligence or willful misconduct on the part of Consultant or Consultant's breach of any terms of this Agreement, Consultant shall not be liable to MSC or to any officer, director, employee, stockholder or creditor of MSC, for any act or omission in the course of or in connection with the rendering or providing of services hereunder. Except in those cases where the gross negligence or willful misconduct of Consultant or the breach by Consultant of any terms of this Agreement is alleged and proven, MSC agrees to defend, indemnify, and hold harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in the defense of Consultant) which may in any way result from services rendered by Consultant pursuant to or in any connection with this Agreement. This indemnification expressly excludes any and all damages as a result of any actions or statements, on behalf of MSC, made by Consultant without the prior approval or authorization of MSC.

     7. MSC's Liability. Consultant agrees to defend, indemnify and hold MSC harmless from an against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in defense of MSC) which may in any way result pursuant to his gross negligence or willful misconduct or in any connection with any actions taken or statements made, on behalf of MSC, without the prior approval or authorization of MSC or which are otherwise in violation of applicable law.

     8.  Representations.  Consultant makes the following representations:

     a. Consultant has no prior or existing legally binding obligations that are in conflict with his entering into this Agreement;

     b. Consultant shall not offer or make payment of any consideration to brokers, dealers or others for purposes of inducing the purchase, making of a market or recommendation for the purchase of MSC's securities;

     c. Consultant is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities Commission;

     d. Consultant's activities and operations fully comply with now and will comply with in the future all applicable state and federal securities laws and regulations;

     e. Consultant understands that, as a result of his services, it may come to possess material non-public information about MSC, and that he has implemented internal control procedures designed to reasonably to insure that neither he nor his employees, agents, Consultant or affiliates, trade in the securities of client companies while in possession of material non-public information;

     f. During the term of this Agreement and for a period of two years thereafter, Consultant shall treat as MSC's confidential trade secrets all data, information, ideas, knowledge and papers pertaining to the affairs of MSC. Without limiting the generality of the foregoing, such trade secrets shall include: the identity of MSC's customers, suppliers and prospective customers and suppliers; the identity of MSC's creditors and other sources of financing, MSC's estimating and costing procedures and the costs and gross prices charged by MSC for its products, the prices or other consideration charged to or required of MSC buy any of its suppliers or potential suppliers; MSC's sales and promotional policies; and all information relating to entertainment programs or properties being developed or otherwise developed by MSC. Consultant shall not reveal said trade secrets to others except in the proper exercise of his duties for MSC, or use their knowledge thereof in any way that would be detrimental to the interest of MSC, unless compelled to disclose such information by judicial or administrative process; provided, however, that the divulging of information shall not be a breach of this Agreement to the extent that such information was
(i) previously known by the party to which it is divulged, (ii) already in the public domain, all through no fault of Consultant, or (iii) required to be disclosed by Consultant pursuant to judicial or governmental order;

     Consultant shall also treat all information pertaining to the affairs of MSC's suppliers and customers and prospective suppliers and customers as confidential trade secrets of such customers and suppliers and prospective customers and suppliers; and

     g. Consultant agrees to notify MSC immediately if, at any time, any of the representations and warranties made by Consultant herein are no longer true and correct or if a breach of any of the representations and warranties made by Consultant herein occurs.

     9.  MSC makes the following representations:

     a. MSC is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities Commission;

     b.  MSC is in good standing in its state of incorporation;

     c. MSC and its senior management are not aware of any materially adverse events not previously disclosed in MSC's annual and quarterly reports with the Securities and Exchange Commission.

     10. Entire Agreement. This Agreement embodies the entire agreement and understanding between MSC and Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the primary subject matter hereof. This Agreement shall not be modified except by written instrument duly executed by each of the parties hereto.

     11. Waiver. No waiver of nay provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     12. Assignment and Binding Effect. This Agreement and the rights hereunder may not be assigned by the parties (except by operation of law or merger) and shall be binding upon and inure to the benefits of the parties and their respective successors, assigns and legal representatives.

     13. Notices. Ant notice or other communications between the parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, or faxed and confirmed at the following locations:

     MSC:

          MicroSignal Corporation
          Attn: CEO
          345 Southpointe Boulevard Ste 110
          Canonsburg PA  15317

     Consultant:

          Igor Litovsky
          2601 Grand Canyon Drive Ste 1048
          Las Vegas NV 89117

or at such location as the addressee may have specified in notice duly given to the sender as provided herein. Such notice or other communications shall be deemed to be given on the date of receipt.

     14. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of this Agreement.

     15. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of Nevada, without giving effect to conflicts of laws.

     16. Headings. The headings of this Agreement are inserted solely for the convenience of reference and are not part of, and are not intended to govern, limit or aid in the construction of any term or provision hereof.

     17. Further acts. Each party agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions and intent of this Agreement.

     18. Acknowledgment Concerning Counsel. Each party acknowledges that it had the opportunity to employ separate and independent counsel of its own choosing in connection with this Agreement.

     19. Independent Contractor Status. There is no relationship, partnership, agency, employment, franchise or joint venture between the parties. The parties have no authority to bind the other or incur any obligations on their behalf.

     20. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto duly execute this Agreement as of the date first written above.

                                   MICROSIGNAL CORPORATION


                                   By: /s/ Mathew G. McConaghy
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                                      Matthew G. McConaghy, President


                                   By:/s/ Igor Litovsky
                                      Igor Litovsky